AUTOTOTE CORPORATION

               $110,000,000 10 7/8% Series B Senior Notes due 2004

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 5, 2000

                                       to

                                    INDENTURE

                            Dated as of July 28, 1997

                             ----------------------

                          The Bank of New York, Trustee
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            FIRST SUPPLEMENTAL INDENTURE, dated as of August 5, 2000, among
Autotote Corporation, a Delaware corporation (the "Company"), Autotote Enterprises Inc., Marvin H. Sugarman Productions, Inc., Autotote Keno Corp., Autotote Systems Inc., Autotote International Inc., Autotote Management Corp. and Autotote Lottery Corp. (collectively, the "Guarantors") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

            WHEREAS, the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee, executed an Indenture, dated as of July 28, 1997 (the "Indenture"), in respect of $110,000,000 aggregate principal amount of 10 7/8% Senior Notes due 2004;

            WHEREAS, the Trustee is the successor to IBJ Schroder Bank & Trust Company, as trustee, under the Indenture;

            WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

            WHEREAS, for all purposes of this First Supplemental Indenture, the terms "Statement," "Tender Offer" and "Requisite Consents" shall have the meanings ascribed to such terms in the amendments to the Indenture provided for in Section 1.1 of this First Supplemental Indenture.

            WHEREAS, Section 9.02 of the Indenture permits the Company and the Trustee, with the written consent of the Holders of at least 75% of the outstanding aggregate principal amount of Securities, to amend or supplement the Indenture or the Securities as hereinafter provided;

            WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

            NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                    ARTICLE I

                                   AMENDMENTS

      Section 1.1 Interim Amendments. The Indenture is hereby amended as follows:

            (a) The following definitions are hereby added to Section 1.01 of the Indenture:

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            "New Indebtedness" means Indebtedness of the Company and/or its
      Restricted Subsidiaries in an aggregate principal amount not to exceed, without duplication, $200,000,000 (or the economic equivalent of $200,000,000 if such Indebtedness is in a currency other than United States Dollars) at any one time outstanding (and any guarantees of (or other credit support in respect of) such Indebtedness by the Company or any of its Subsidiaries), provided that (i) an amount not less than the net proceeds to the Company and its Restricted Subsidiaries of such Indebtedness is, upon the incurrence of such Indebtedness, placed into an escrow account (the "Escrow Account") pursuant to an escrow agreement (the "Escrow Agreement") with an escrow agent (the "Escrow Agent") that is a commercial bank or trust company which shall have (or, in the case of a commercial bank or trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition and shall be subject to supervision or examination by federal or state authorities, (ii) the Escrow Agreement provides, inter alia, that the amounts held in escrow (A) may be invested in cash and Cash Equivalents, (B) must, in the event that the Tender Offer is terminated or withdrawn prior to acceptance for payment of Securities, the tender of which represents the Requisite Consents, be used (within no later than 45 days after such termination or withdrawal), together with any other necessary funds to be supplied by the Company and/or its Subsidiaries, to redeem or repay such Indebtedness at a redemption or repayment price not in excess of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption or repayment and (C) so long as any of such Indebtedness is outstanding, may not be used for any purpose other than the redemption or repayment of such Indebtedness (as contemplated by the preceding clause (B)) unless and until an Officers' Certificate has been delivered to the Escrow Agent stating that Securities, the tender of which represents the Requisite Consents, have been accepted for payment pursuant to the Tender Offer.

            "Requisite Consents" shall have the meaning ascribed to such term in the Statement.

            "Statement" means the Company's Offer to Purchase and Consent Solicitation Statement dated July 24, 2000 (as it may be supplemented and amended from time to time).

            "Tender Offer" means the Company's offer to purchase for cash, upon the terms and subject to the conditions set forth in the Statement and in the accompanying Consent and Letter of Transmittal (as it may be supplemented and amended form time to time), all of the outstanding Securities.

            (b) Article Four of the Indenture is hereby amended by adding thereto a new Section 4.20 reading in its entirety as follows:

            SECTION 4.20 New Indebtedness.

            Anything in this Indenture to the contrary notwithstanding, (i) the Company and/or its Subsidiaries may incur the New Indebtedness at any time prior to the termination or withdrawal of the Tender Offer, (ii) neither the New Indebtedness nor any guarantee thereof need be subordinate to the Securities or any Guarantee even if the New Indebtedness and/or any guarantee thereof is subordinated to any other Indebtedness of the Company or any Guarantor, and (iii) any Liens on the Escrow Account or the


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

      securities or funds therein securing the New Indebtedness shall be deemed to be Permitted Liens.

            The Company covenants and agrees that, in the event that the Tender Offer is terminated or withdrawn prior to acceptance for payment of Securities, the tender of which represents the Requisite Consents, the New Indebtedness will be redeemed or repaid no later than 45 days after such termination or withdrawal at a redemption or repayment price not in excess of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption or repayment.

      Section 1.2 Other Amendments. The Indenture is hereby further amended as follows:

      (a) Sections 4.03 through 4.19 of the Indenture and Section 10.17 of the Indenture are hereby deleted.

      (b) Section 5.01 of the Indenture is hereby amended to read in its entirety as follows:

            SECTION 5.01. Merger, Consolidation and Sale of Assets.

            (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets whether as an entirety or substantially as an entirety to any Person unless: (i) the Person (if other than the Company or a Restricted Subsidiary of the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets (the "Surviving Entity") shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; and (ii) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such and the Company shall be relieved of all of its Obligations and duties under this Indenture and the Securities.


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            Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) will not, and the Company will not cause or permit any Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) to, consolidate with or merge into any Person other than the Company or any other Guarantor unless: the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the Obligations of the Guarantor on the Guarantee. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this Section 5.01.

      (c) Section 6.01 of the Indenture is hereby amended to read in its entirety as follows:

            SECTION 6.01. Events of Default.

            An "Event of Default" means any of the following events:

            (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

            (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

            (c) [Intentionally deleted]

            (d) [Intentionally deleted]

            (e) [Intentionally deleted]

            (f) the Company (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing; or

            (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the


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

      Company, (ii) appoint a Custodian of the Company or for substantially all of its property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); and

            (i) the termination of any Guarantee for any reason not permitted by this Indenture or the denial of any Person acting on behalf of any Guarantor of its Obligations under any such Guarantee.

            (d) Section 10.04 of the Indenture is hereby amended to read in its entirety as follows:

            SECTION 10.04. Release of a Guarantor.

            (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, as the case may be, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee shall be released, and such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all Obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Ten. Concurrently with the defeasance of the Securities under Article Eight hereof, the Guarantors shall be released from all of their obligations under their Guarantees and this Article Ten.

            (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee endorsed on the Securities and under this Article Ten.

            Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or


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      merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

            (e) The amendments to the Indenture effected by Section 1.1 of this First Supplemental Indenture are hereby deleted.

            (f) All references in the Indenture to the Sections of the Indenture deleted pursuant to Section 1.2(a) of this First Supplemental Indenture are hereby deleted.

            (g) The definitions of the following terms are hereby deleted from
      Section 1.01 of the Indenture:

                  Acquired Indebtedness
                  Affiliate Transaction
                  Asset Acquisition
                  Attributable Debt
                  Consolidated EBITDA
                  Consolidated Fixed Charge Coverage Ratio
                  Consolidated Fixed Charges
                  Consolidated Interest Expense
                  Consolidated Net Worth
                  Consolidated Non-cash Charges

                            MISCELLANEOUS PROVISIONS

            Section 2.1. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

            Section 2.2. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

            Section 2.3. Successors. All agreements of the Company or a Guarantor in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

            Section 2.4. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 2.5. Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective, and the amendments provided for in Section 1.1 of this First Supplemental Indenture shall be operative, immediately upon the execution and delivery by the Trustee of this First Supplemental Indenture. However, the amendments


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provided for in Section 1.2 of this First Supplemental Indenture shall only become operative when Securities, the tender of which pursuant to the Tender Offer represents the Requisite Consents, are accepted for payment on the Acceptance Date (as such term is defined in the Statement).

            Section 2.6. Trustee's Disclaimer. Except for the second recital contained herein, the recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


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                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                        The Company:
                                        AUTOTOTE CORPORATION

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        The Guarantors:
                                        AUTOTOTE ENTERPRISES INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        MARVIN H. SUGARMAN PRODUCTIONS, INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE KENO CORP.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


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

                                        AUTOTOTE SYSTEMS INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE INTERNATIONAL INC.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE MANAGEMENT CORP.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        AUTOTOTE LOTTERY CORP.

                                        By: /s/ Martin E. Schloss
                                           -------------------------------------
                                           Name:  Martin E. Schloss
                                           Title: Vice President


                                        The Trustee:
                                        THE BANK OF NEW YORK

                                        By: /s/ Julie Salovitch-Miller
                                           -------------------------------------
                                           Name:  Julie Salovitch-Miller
                                           Title: Vice President


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